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                                                                     EXHIBIT 4.6


                          FIRST SUPPLEMENTAL INDENTURE

                            DATED AS OF APRIL 4, 2002

                                     TO THE

                                    INDENTURE

                            DATED AS OF MARCH 1, 1998

                                     BETWEEN

                        ASSOCIATED MATERIALS INCORPORATED

                                       AND

               THE BANK OF NEW YORK TRUST COMPANY OF FLORIDA, N.A. (AS SUCCESSOR TO U.S. TRUST COMPANY OF TEXAS, N.A.)


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                          FIRST SUPPLEMENTAL INDENTURE

                  FIRST SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of April 4, 2002, by and between ASSOCIATED MATERIALS INCORPORATED, a Delaware corporation (the "Company"), and THE BANK OF NEW YORK TRUST COMPANY OF FLORIDA, N.A., as successor to U.S. Trust Company of Texas, N.A. (the "Trustee"), to the Indenture, dated as of March 1, 1998, by and between the Company and the Trustee (the "Indenture"). All terms used herein and not otherwise defined herein shall have the same respective meanings as in the Indenture.

                                    RECITALS:

                  The Company has $75,000,000 aggregate principal amount of 9 1/4% Senior Subordinated Notes due March 1, 2008 (the "Securities") issued and outstanding pursuant to the Indenture.

                  The Company desires and has requested the Trustee to join with the Company in the execution and delivery of this Supplemental Indenture for the purpose of amending the Indenture in order to eliminate certain covenants and Events of Default.

                  Section 9.02 of the Indenture provides that a supplemental indenture may be entered into by the Company and the Trustee to change certain provisions of the Indenture or modify certain rights of the Holders of the Securities with the consent of the Holders of not less than a majority in aggregate principal amount of the then outstanding Securities not owned by the Company, any subsidiary of the Company or any affiliate thereof and the authorization by a resolution of the Board of Directors of the Company.

                  Pursuant to a solicitation by the Company, consents to the amendments to the Indenture pursuant to this Supplemental Indenture of Holders of at least a majority in aggregate principal amount of the then outstanding Securities have been received and a resolution duly adopted by the Board of Directors of the Company has authorized the Company to enter into this Supplemental Indenture with the Trustee.

                  All things necessary to make this Supplemental Indenture the valid agreement of the Company and the Trustee and a valid amendment to the Indenture have been done.

                  NOW THEREFORE, the Company and the Trustee hereby agree as set forth below.

         1. Amendment. The Indenture is amended as follows:

                  1.1. Section 1.01 is hereby amended by deleting each of the following defined terms in its entirety: "Acquired Indebtedness," "Average Life," "Borrowing Base," "Consolidated Interest Coverage Ratio," "Consolidated Interest Expense," "Consolidated Net Income," "Consolidated Net Worth," "Consolidated Tax Expense," "guarantee," "Investment," "Permitted

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Indebtedness," "Permitted Investment," "Permitted Liens," "Purchase Money
Obligation" and "Taxable Notes."

                  1.2. Section 1.02 is hereby amended by deleting the following defined terms and the reference to the Section of the Indenture in which each such defined term is defined: "Affiliate Transaction," "incurrence" and "Required Filing Date."

                  1.3. Sections 4.02, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12,
4.13, 4.14, 4.15, 4.18, 4.19, 4.22, 4.23 and 4.24 are hereby amended by deleting such Sections in their entirety.

                  1.4. ARTICLE V, consisting of Sections 5.01 and 5.02, is hereby amended by deleting such Sections in their entirety.

                  1.5. Section 6.01(a)(ii) is hereby amended and restated in its entirety to read as follows:

         "(ii) the Company defaults in the payment of interest on any Security or in the payment of any other amount owing under this Indenture or the Securities when the same becomes due and payable, whether or not such payment shall be prohibited by this Indenture;"

                  1.6. Section 6.01(a) is hereby amended by deleting clauses
(iii), (v), (vi), (vii), (viii) and (ix) thereof in their entirety.

                  1.7. Section 11.04 is hereby amended by deleting clauses (b),
(c) and (f) thereof in their entirety.

         2. Corresponding Amendments to the Securities. Each Security is hereby amended to make the terms of such Security consistent with the terms of the Indenture, as amended by this Supplemental Indenture. To the extent of any conflict between the terms of the Securities and the terms of the Indenture, as amended by this Supplemental Indenture, the terms of the Indenture, as amended by this Supplemental Indenture, shall govern and be controlling.

         3. Effectiveness. Pursuant to Section 9.07 of the Indenture, this Supplemental Indenture will become effective upon execution, but the amendments set forth in Section 1 of this Supplemental Indenture (the "Amendments") will not become operative unless and until the Company accepts for payment all Securities validly tendered and not withdrawn pursuant to the Company's Offer to Purchase and Consent Solicitation Statement, dated March 22, 2002, and the related Letter of Transmittal and Consent, as the same may be amended from time to time, and the funds necessary for the payment of all such tendered Securities have been irrevocably delivered to the Trustee for payment to the Holders thereof. If and when the Amendments become operative, the Indenture shall be deemed to be modified and amended in accordance with this Supplemental Indenture and the respective rights, limitations of rights, duties and immunities under the Indenture of the Trustee, the Company and the Holders of Securities shall thereafter be determined, exercised and enforced under the Indenture subject in all respects to such modifications and amendments contained in this Supplemental Indenture, and all the terms and conditions of this Supplemental Indenture shall be deemed to be part of the terms and conditions of the Indenture for any and all purposes.


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         4. Miscellaneous.

                  4.1. This Supplemental Indenture is an indenture supplemental to and in implementation of the Indenture, and the Indenture and this Supplemental Indenture shall henceforth be read and construed together as one instrument.

                  4.2. The Indenture, as supplemented by this Supplemental Indenture, is in all respects confirmed and preserved.

                  4.3. If any provision of this Supplemental Indenture limits, qualifies or conflicts with any provision of the TIA that is required under the TIA to be part of and govern any provision of this Supplemental Indenture, the provision of the TIA shall control. If any provision of this Supplemental Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the provisions of the TIA shall be deemed to apply to the Indenture as so modified or to be excluded by this Supplemental Indenture, as the case may be.

                  4.4. In case any provision of this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  4.5. The Section headings herein are for convenience only and shall not affect the construction hereof.

                  4.6. Nothing in the Indenture, the Supplemental Indenture or the Securities, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder, and the Holders of the Securities, any benefit of any legal or equitable right, remedy or claim under the Indenture, the Supplemental Indenture or the Securities.

                  4.7. All covenants and agreements in this Supplemental Indenture by the Company shall be binding on its successors and assigns, whether so expressed or not.

                  4.8. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE OR ENTERED INTO AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

                  4.9. This Supplemental Indenture may be executed in one or more counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same instrument. Delivery by facsimile of a signature on this Supplemental Indenture shall have the same effect as delivery of an original of such signature.

                  4.10. The Trustee assumes no responsibility for the correctness of the recitals herein contained, which shall be taken as the statements of the Company. The Trustee makes no representations as to, and, subject to the provisions of Section 7.01 of the Indenture, shall have no responsibility for, the validity or sufficiency of this Supplemental Indenture or the due authorization and execution hereof by the Company.


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         IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, as of the day and year first written above.


                                       ASSOCIATED MATERIALS INCORPORATED


                                       By:    /s/ Robert L. Winspear
                                              ---------------------------------
                                              Name:  Robert L. Winspear
                                              Title:   Vice President and Chief
                                                       Financial Officer


                                       THE BANK OF NEW YORK TRUST COMPANY OF
                                       FLORIDA, N.A., as successor to U.S. Trust
                                       Company of Texas, N.A.


                                       By:    /s/ John C. Stohlmann
                                              ---------------------------------
                                              Name:  John C. Stohlmann
                                              Title:   Vice President